PROGRESSIVE BANK, INC.
1301 Route 52, P. O. Box 7000
Fishkill, New York 12524
Telephone: (914) 897-7400

NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS

April 25, 1996

Notice is hereby given that the annual meeting of shareholders ("Annual Meeting") of Progressive Bank, Inc. ("Progressive") will be held at the main office of its subsidiary, Pawling Savings Bank, on Route 22, Pawling, New York, on Thursday, April 25, 1996 at 6:30 p.m. The purposes of the Annual Meeting are:

1. To elect four members of the Board of Directors of Progressive for three year terms;

2. To approve the selection of KPMG Peat Marwick LLP, independent certified public accountants, as Progressive's independent auditors for the forthcoming year; and

3. To transact any other business which may properly come before the meeting, or any adjournment thereof.

Only shareholders of record at the close of business on March 15, 1996, are entitled to notice of, and to vote at, the meeting.

By order of the Board of Directors,

(Signature)

Beatrice D. Parent
Corporate Secretary

WE URGE YOU TO SIGN AND RETURN THE PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN REVOKE YOUR PROXY AND VOTE IN PERSON.

March 28, 1996

PROGRESSIVE BANK, INC.
1301 Route 52, P.O. Box 7000
Fishkill, New York 12524
Telephone: (914) 897-7400

PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS

April 25, 1995

GENERAL INFORMATION

This proxy statement ("Proxy Statement") is furnished in connection with the solicitation of Proxies by the Board of Directors of Progressive Bank, Inc. ("Progressive") for the annual meeting of shareholders ("Annual Meeting") of Progressive to be held on April 25, 1996 and at any adjournment thereof. The approximate date on which this Proxy Statement and the enclosed proxy card are first being sent or given to shareholders is March 28, 1996.

Any shareholder submitting a Proxy may revoke it at any time before its exercise, and any shareholder who attends the Annual Meeting in person may withdraw the Proxy at any time before it is voted and vote his or her shares in person. A Proxy may be revoked by giving prior notice in writing to such effect to the Secretary of Progressive or by due execution of a Proxy bearing a later date.

Shares represented by properly executed Proxies will be voted in accordance with directions indicated thereon. Proxies that contain no directions to the contrary will be voted FOR the election of the directors nominated by the Board of Directors and FOR the approval of the selection of KPMG Peat Marwick LLP as Progressive's independent auditors for the fiscal year ending December 31, 1996.

Progressive is organized under the New York Business Corporation Law. Its only subsidiary is Pawling Savings Bank ("Pawling") which is a New York Savings Bank. Pawling is wholly owned by Progressive.

In addition to solicitation by mail, directors, officers and employees of Progressive and Pawling may solicit Proxies from the shareholders of Progressive personally or by telephone or telegram without additional remuneration. Arrangements will be made with banks, brokerage firms and others to forward proxy materials to their principals and Progressive expects to reimburse them for their reasonable out of pocket expenses in handling proxy materials or beneficial owners of Progressive's common stock. Progressive may retain the services of Registrar and Transfer Company to aid in the solicitation of Proxies. Progressive will bear its own expenses and all other expenses in connection with the solicitation of Proxies for the Annual Meeting.

VOTING SECURITIES

The record date for determining shareholders entitled to vote at the Annual Meeting and any adjournment thereof has been set as March 15, 1996. As of the record date, there were 2,630,601 shares of common stock of Progressive, par value $1.00 ("Progressive Common Stock"), outstanding and entitled to vote at the Annual Meeting. Each share of Progressive Common Stock is entitled to one vote. There are no other classes of capital stock of Progressive outstanding.

ELECTION OF DIRECTORS

Progressive's Certificate of Incorporation and By-laws provide for a Board of Directors of such number of directors as may be fixed by the Board within the By-law proscription of not less than 10 nor more than 15. The Certificate of Incorporation provides that the Board of Directors shall be divided into three classes and each class shall have a three-year term. At the Annual Meeting one class of four directors will be elected to serve until the annual meeting held in 1999 and until their respective successors shall be elected and shall qualify. The name of each of the four director-nominees who are proposed to be elected at the Annual Meeting, is set forth below. None of the persons named below has any family relationship to any executive officer or to any other director of Progressive.

In the event that any director-nominee should become unable or declines to serve, the persons named in the Proxy will vote for a substitute designated by the Board of Directors.


NOMINEES FOR ELECTION
TO THE BOARD OF DIRECTORS
FOR THREE YEAR TERMS
EXPIRING IN 1999


												   Year First Elected
Name of Nominee          Age             Principal Occupation, Other Directorships                    a Director of
					      and Position with Progressive                            Progressive


Elizabeth P. Allen        53    Chairman of the Board of Directors of Pawling Savings Bank.                1986
				Trustee and Vice Chairman of the Peale Center for Christian
				Living, a not-for-profit church corporation. Director of
				Pawling since 1985.

George M. Coulter         67    Private practice of dentistry. Director of Pawling                         1986
				since 1971.

Archibald A. Smith, III   47    Headmaster, Trinity Pawling School, Pawling, New York, a                   1995
				boys college preparatory independent school. Director of
				Pawling since 1995.

Peter Van Kleeck          61    President and Chief Executive Officer of Progressive                       1990
				since 1991. From 1987 to 1990, Mr. Van Kleeck was President
				and Chief Operating Officer of Pawling and became Chief
				Executive Officer of Pawling in January 1991. Director of
				Pawling since 1987.



DIRECTORS WHOSE TERMS DO NOT
EXPIRE UNTIL 1997 AND 1998



												  Year First Elected
Name of Director         Age             Principal Occupation, Other Directorships                   a Director of
					       and Position with Progressive                          Progressive

Thomas C. Aposporos       43    Chairman of the Board of Progressive. Principal, Aposporos                 1988
				and Son, licensed real estate brokers. Director of Pawling
				since 1989.

Donald B. Dedrick         74    Vice President of Donald B. Dedrick Agency, Inc., a                        1986
				general insurance agency. Retired Director of Pawling.

Richard T. Hazzard        52    President, Lyman A. Beecher, Inc., d/b/a Beecher Funeral                   1986
				Home and Dwyer Funeral Home. Director of Pawling since
				1978.

Richard Novik             55    Owner and President of WKIP Broadcasting Corp. of                          1986
				Poughkeepsie, New York and Dutchess Communications Corp.
				Director of Pawling since 1985.

John J. Page              57    President of H. G. Page & Sons, Inc., a building material                  1986
				supplier and owner of John Page Development Company.
				Director of Pawling since 1981.

Roger W. Smith            56    President of Pawling Corporation, a manufacturer of rubber                 1992
				and plastic products. Director of Pawling since 1991.

David A. Swinden          64    Executive Vice President of Imperial Schrade Corp.,                        1994
				Ellenville, New York. Director of Pawling since 1994.


STOCK OWNERSHIP OF DIRECTORS AND OTHERS

The following tables set forth the number of shares of Common Stock held by persons owning 5% or more of Progressive's Common Stock, by directors and nominees for director, and by directors and executive officers, as a group.


					 Shares of Common Stock
					 Owned Beneficially and
Name and Address of 5% Shareholders                   of Record            Percent of Class<F1>


Builtland Partners                                      253,626                           9.64%
1271 Avenue of the Americas
New York, New York 10020

Peter B. Cannell & Co., Inc.<F2>                        248,900                           9.46%
919 Third Avenue
New York, New York 10022

The Guardian Life Insurance                             187,162                           7.11%
Company of America<F3>
201 Park Avenue South
New York, New York 10003

Dimensional Fund Advisors, Inc.<F4>                     167,500                           6.37%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401



												     Options
Directors and Nominees                                                                             Exercisable<F5>

Elizabeth P. Allen                                         12,156                     --                     7,200
Thomas C. Aposporos                                         9,800                     --                     7,200
George M. Coulter                                          28,035                   1.07%                    7,200
Donald B. Dedrick                                          11,665                     --                     6,000
Harold Harris<F6>                                          22,058                     --                     7,200
Richard T. Hazzard                                         12,608                     --                     7,200
Armando Mostachetti<F6>                                     9,616                     --                     7,200
Richard Novik                                              11,338                     --                     7,200
John J. Page                                               26,708<F7>               1.02%                    7,200
Archibald A. Smith, III                                     7,700                     --                     7,200
Roger W. Smith                                              9,256                     --                     7,200
David A. Swinden                                            7,488                     --                     6,700
Peter Van Kleeck                                           35,107                   1.33%                   16,232
All directors, nominees for director
and executive officers as a group (16 persons)            239,818                   9.12%                  124,406

<F1> Unless a percentage is specified, the amount of shares for each director does not exceed one percent of the class.

<F2> A registered investment advisor. It has sole investments and voting power over 221,900 shares. An additional 27,000 shares are owned by individuals for which it has investment decision and voting power with a bank. Of said 27,000 shares, 16,000 are owned by the wife of Peter B. Cannell. Beneficial ownership is disclaimed by it.

<F3> Includes affiliates Guardian Investors Services Corporation, The Guardian
Park Avenue Fund, Inc., The Guardian Stock Fund, Inc. and The Guardian Employees' Incentive Savings Plan.

<F4> Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 167,500 shares of Progressive Bank, Inc. stock as of December 31, 1995, all of which shares are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in series of the DFA Investment Trust
Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employees benefit plans, all of which Dimensional Fund Advisors, Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

<F5> Shares issuable pursuant to options exercisable on or before May 24,
1996, are included in the shares shown in column headed "Shares of Common Stock Owned Beneficially and of Record".

<F6> Retiring as Director prior to Annual Meeting.

<F7> Includes 13,062 shares held by minor children living at home.


COMPARISON OF FIVE YEAR PERFORMANCE

The following chart compares the yearly percentage change in Progressive's cumulative total shareholder return on its Common Stock during the five fiscal years ended December 31, 1995 with (1) the total cumulative return of all companies whose equity securities are traded on the NASDAQ market and (2) the total cumulative return of banking companies traded on the NASDAQ market. The comparison assumes $100 was invested on January 1, 1991 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

GRAPH DATA PROVIDED BELOW
			1990     1991     1992     1993     1994     1995
Progressive Bank, Inc.   100     123.97   363.64   550.41   780.99   996.69
NASDAQ                   100     160.56   186.87   214.51   209.69   296.30
NASDAQ Banks             100     164.09   238.85   272.39   271.41   404.35

OTHER INFORMATION ABOUT THE BOARD AND CERTAIN COMMITTEES

Progressive's Board of Directors has standing Audit, Nominating, and Human Resources Committees.

The Audit Committee reviews examinations of Progressive and Pawling that are conducted by regulatory agencies and reviews audits of Progressive and Pawling by internal audit staff and independent auditors. It met five (5) times during 1995. In addition, audit matters were discussed at meetings of the Committee at which, on one occasion KPMG Peat Marwick LLP, Progressive's independent auditors, participated in the discussion. Its present members are George M. Coulter, Richard T. Hazzard, Archibald A. Smith, III, Roger W. Smith and David A. Swinden.

The Human Resources Committee determines the personnel, salary, employee benefits policies and related matters for the officers and employees of Progressive and Pawling. It had five (5) meetings during 1995. The present members of the Committee are Thomas C. Aposporos, Harold Harris, Roger W. Smith, David A. Swinden and Peter Van Kleeck.

The Nominating Committee reviews persons suggested as nominees for election as members of the Board and persons suggested as executive officers of Progressive and Pawling. It had two (2) meetings during 1995. In addition, the members carried out their duties as they met from time to time and discussed various persons proposed for corporate office. Its present members are Donald B. Dedrick, Richard T. Hazzard, Richard Novik, John J. Page and Roger W. Smith. The slate of directors of Progressive for election by shareholders at the Annual Meeting was recommended by the Nominating Committee and approved by the Board of Directors of Progressive.

Any shareholder wishing to suggest nominees to the Board of Directors may forward their suggestions along with nominating information to: Beatrice D. Parent, Secretary, Progressive Bank, Inc., 1301 Route 52, P.O. Box 7000, Fishkill, New York 12524-7000. To be eligible for election to the Board of Directors the following information concerning a proposed nominee must be submitted in writing to Progressive's Secretary on a date not earlier than one hundred eighty days prior to and not later than the date set forth below:
(i) name; (ii) business address; (iii) residence address; (iv) present occupation or employment and the name, principal business and address of any corporation or other organization in which said employment is carried on; (v) information as to all occupations, positions, offices or employments during the last ten years, giving starting and ending dates of each and the name, principal business and address of any business corporation or other business organization in which each said occupation, position, office or employment was carried on; (vi) a statement as to whether such person has been a participant in any proxy contest involving Progressive or any other corporation within the past ten years and the principals, subject matter, the relationship of such person to the principals and outcome of such contest;
(vii) a statement as to whether or not during the past ten years such person has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) and if so the dates, nature of conviction, name and location of court, and penalty imposed or other disposition of the case; and
(viii) the amount of Progressive's Common Stock held by such person beneficially, directly or indirectly, or of record but not beneficially. The final date for submission of proposed nominees for election at the 1997 annual meeting of shareholders is November 25, 1996.

On August 11, 1992, Progressive and the members of the Board of Directors were named as defendants in a stockholders' derivative suit commenced by David Freer, Jr., a shareholder seeking to declare the March 8, 1991 retirement agreement entered into among Progressive, Pawling and E. Hale Mayer, former Chairman of the Board, President and Chief Executive Officer of Progressive, null and void. The plaintiff demands that payments made to Mr. Mayer under said Agreement be returned and that the individual members of the Board provide an accounting. The Agreement provided for termination of Mr. Mayer's Employment Contract and for payment to him of $300,000 in a lump sum, monthly payment of his salary for the balance of 1991 and monthly payments to him in 1992, 1993 and 1994 of $80,000, per annum. This action is still pending as of the date hereof. Subject to the limitations specified by statute, each Director is the beneficiary of an indemnification agreement with Progressive pursuant to which Progressive has undertaken their defense and will, subject to statutory limitations, reimburse individual Directors for losses and costs incurred by them arising out of their activities as members of the Board. In 1994 the Court granted Progressive and its Directors summary judgment dismissing the complaint. Mr. Freer has appealed that decision. In February 1996 his appeal was denied.

During 1995 all Directors and Officers made timely filings with respect to Form 4 Reports. In making this statement Progressive has relied on the written representations of its incumbent Directors and Officers.

During 1995, there were 13 meetings of the Board of Directors of Progressive. The only absences were 3 directors, one meeting each. No Director attended fewer than 75% of the meetings of the Board of Directors and the Committees of which they were a member, in the aggregate, in 1995.

HUMAN RESOURCES COMMITTEE REPORT

The Committee performs, in addition to other duties, the process of determining the compensation to be paid to the President and Chief Executive Officer and to other officers. Mr. Van Kleeck's compensation is based upon an employment contract entered into in 1994. At that time, the then constituted Committee approved a base salary amount which it deemed to be consistent with the base salary paid to executives of similar rank and expertise at banking institutions which the Committee considered to be comparable.

The Committee, in hiring new officers, applies the same compensation approach as in the case of Mr. Van Kleeck.

Raises and bonuses for officers are based on the Committee's overall review of the performance of the individual officer viewed in the circumstances of the profits of the business for the year in question. In 1993 the Board approved an executive incentive plan pursuant to which performance goals are set annually and incentive compensation is paid on the basis of the degree of achievement of such goals.

In 1993, the Company adopted a formal Stock Option Grant Program linked to the attainment of the goals set for the above referenced Incentive Plan.

Submitted by the Committee as constituted in 1995: Chairman Roger W. Smith, Thomas Aposporos, Harold Harris, David A. Swinden and Peter Van Kleeck.

EXECUTIVE OFFICERS

Each executive officer is appointed by the respective Directors of each company and serves until his or her successor is duly chosen and qualified.



				Offices Held with                                                          Executive
Name (Age)                      Progressive and Pawling                                                    Officer Since


Peter Van Kleeck (61)           President, Chief Executive Officer and a Director of both                  1987
				Progressive and Pawling

J. Donald Weand, Jr. (49)       Senior Vice President, Chief Lending Officer of Pawling                    1991

Robert A. Gabrielsen (37)       Senior Vice President, Chief Financial Officer of Pawling                  1991
				and Treasurer of Progressive

Robert Apple (40)               Vice President of Progressive                                              1990


All of the executive officers have been employed by Progressive or Pawling for more than 5 years except for Messrs. Weand and Gabrielsen. Mr. Weand joined Pawling in 1991. Prior thereto from 1989 to 1991 he was President, Director and CEO of a Stamford, Connecticut bank. Mr. Gabrielsen also joined Pawling in 1991. From 1986 to 1991 he was Senior Vice President of the Administrative Division and Chief Financial Officer of an Albany, New York bank.

The following table sets forth information as to compensation paid to each Executive Officer whose annual salary and bonus exceeded $100,000:

SUMMARY COMPENSATION TABLE

													      Long Term
								 Annual Compensation                     Compensation Awards<F1>
									     Annual                                   All Other
Name and Principal Position                Year               Salary<F2>   Incentive<F3>             Options      Compensation<F4>

Peter Van Kleeck,                          1995                 $232,179         $45,000              31,000<F6>          $13,457
President and CEO                          1994                  212,306           6,750<F5>          4,732                11,001
					   1993                  200,414          69,900<F5>            -0-                12,225

J. Donald Weand, Jr.,                      1995                 $133,920         $20,000              13,333<F6>           $7,690
Senior Vice President,                     1994                  113,153          27,000               3,756                5,793
Chief Lending Officer                      1993                   99,616          10,000                 -0-                6,438

Robert A. Gabrielsen,                      1995                 $114,503         $20,000              13,333<F6>           $6,835
Senior Vice President,                     1994                   96,624          27,000               3,622                5,347
Chief Financial Officer                    1993                   92,222          10,000                 -0-                5,942


<F1> Neither Progressive nor Pawling has a Restricted Stock Plan, Stock
Appreciation Rights Plan or a Long Term Incentive Plan.

<F2> Non-cash remuneration and personal benefits paid by Progressive and
Pawling are not disclosed as they do not exceed the lesser of $50,000 or 10% of the compensation reported in the above chart for any person named.

<F3> In 1993, Pawling established a formal incentive plan, in lieu of the prior discretionary bonus arrangement, pursuant to which the Board annually sets performance targets, the attainment of which entitles eligible executives to incentive compensation based on levels of achievement in respect to the targets.

<F4> Company contribution to Retirement Plan for benefit of named officer.

<F5> In 1993, Peter Van Kleeck elected to take payment in that year of
$54,000, which ordinarily would have been paid to him in 1994.

<F6> See 1995 Stock Option Grants to Executive Officers.


The following table sets forth information as to options exercised by the officers named in the Summary Compensation Table and the December 31, 1995 value of unexercised options:


AGGREGATED OPTION EXERCISES IN 1995 AND
DECEMBER 31, 1995 OPTIONS VALUES


													 Value of Unexercised in
									Number of Unexercised              The Money Options at
			      Shares Acquired            Value           Options at 12/31/95                    12/31/95<F1>
				  on Exercise         Realized      Exercisable    Unexercisable        Exercisable    Unexercisable


Peter Van Kleeck,                       2,500          $21,688           16,232           17,000           $ 91,476          $63,750
President and CEO

J. Donald Weand, Jr.,                      --               --           12,089            7,000            125,464           26,250
Sr Vice President and
Chief Lending Oficer

Robert A. Gabrielsen,                   2,000           44,000            9,955            7,000             71,390           26,250
Sr. Vice President
Chief Financial Officer


<F1> Shareholders should be aware that the above Executives continue to hold the shares received by them upon exercise of their options and therefore the "value realized" and "value of unexercised options" are paper profits and they have the same risk of profit or loss as any other shareholder.



1995 STOCK OPTION GRANTS TO EXECUTIVE OFFICERS


										    Potential Realized Value at
			  Date of     # of Shares      Exercise  Expiration    Assumed Rates of Stock Price Growth<F1>
Name                        Grant         Granted         Price        Date                5%          10%


Peter Van Kleeck         01/18/95           6,000       $23.625    01/18/05         $ 89,146   $  225,913
			 08/08/95          25,000<F2>    25.75     08/08/05          404,851    1,025,972

J. Donald Weand, Jr.     01/18/95           3,333        23.625    01/18/05           49,520      125,495
			 08/08/95          10,000<F3>    25.75     08/08/05          161,940      410,389

Robert A. Gabrielsen     01/18/95           3,333        23.625    01/18/05           49,520      125,495
			 08/08/95          10,000<F3>    25.75     08/08/05          161,940      410,389

Robert Apple             01/18/95           1,000        23.625    01/18/05           14,858       37,652


<F1> Gains, if any, will depend on actual market performance of the Common
Stock. To the extent gains occur, all shareholders will benefit commensurately.

<F2> Of such amount, 8,000 shares vested immediately, 8,000 shares will vest
August 1996 and 9,000 shares will vest August 1997.

<F3> Of such amount, 3,000 shares vested immediately, 3,000 shares will vest
August 1996 and 4,000 shares will vest August 1997.


Directors Compensation

In 1995 Progressive and Pawling Board members received meeting attendance fees of $400 each. In addition, Board members also receive an annual retainer fee of $5,000 per annum for each Board member and payment of a stipend of $2,500 per month to the Chairman of the Board of Progressive and $1,500 per month to the Chairman of Pawling. In 1995, Mr. Aposporos and Ms. Allen were paid stipends of $30,000 and $18,000, respectively. Mr. Van Kleeck does not receive any such payments. Board members also receive non-qualified stock options (See Heading "Directors Non-Qualified Stock Option Plan"). Directors of Progressive, but not Pawling, who have been a director at least five years, are entitled to retirement or severance benefits upon leaving the Board in an amount equal to the amount of the annual Progressive retainer fee multiplied by the number of years of service as a Director, but not more than fifteen years.

Employment Agreements

Mr. Van Kleeck has an Employment Agreement which expires on December 31, 1999. This Agreement provides that Mr. Van Kleeck will receive a base salary of $231,000 subject to increases and bonuses as may be granted by the Board of Directors from year to year. Under the Agreement, Mr. Van Kleeck may defer a portion of his salary. In the event of a change of control, he would, upon termination, as defined, receive his salary for the remainder of the term plus if such termination occurs during the last three years of the term, an amount equal to thirty-six months salary less the salary for the number of months to the end of the term net of excise tax if applicable.

In 1993 Pawling entered into severance agreements with Messrs. Weand and Gabrielsen which provided for each of them that in the event of a change in control of Progressive or Pawling and his termination within two years thereafter that he would be entitled to a severance payment equal to approximately three times his average annual compensation for his employment period but not averaged over more than five years.

Pension Plan Benefits

Progressive maintains a non-contributory defined benefit pension plan through the RSI Retirement Trust (the "Plan"). The Plan covers full-time employees who have attained the age of 21 years and completed at least one year of service with Progressive or Pawling. The annual normal retirement benefit is equal to a percentage of the employee's average annual compensation during the 60 consecutive calendar months within the final 120 consecutive calendar months of the employee's credited service affording the highest such average, multiplied by the number of years of credited service with a maximum annual benefit of 60%. Retirement benefit payments are comprised of three components: for service prior to October 1, 1990, 2% times years of credited service times average annual earnings; for service subsequent to September 30, 1990 and prior to July 1, 1993, 1.667% times years of credited service times average annual earnings; and for service subsequent to June 30, 1993, 1.5% times years of credited service times average annual earnings. Under the pension plan, Progressive makes an annual contribution for the benefit of eligible employees, computed on an actuarial basis.

The following table indicates annual benefits payable upon retirement for various levels of compensation and periods of service under the Plan. The benefit amounts listed in the table are not subject to any deduction for Social Security or other offsets.


						    Years of Benefit Service
Final Average Salary                   10          15          20          25          30


$ 75,000                           11,250      16,875      22,500      28,125      33,750
  95,000                           14,250      21,375      28,500      35,625      42,750
  115,000                          17,250      25,875      34,500      43,125      51,750
  135,000                          20,250      30,375      40,500      50,625      60,750
  150,000                          22,500      33,750      45,000      56,250      67,500


Total Retirement Benefit is limited to 60% of Average Annual Earnings

For 1995 Maximum Compensation as per IRC Section 401(a)(17) is limited to $150,000. Maximum Benefit payable under the qualified plan for 1995 is $120,000.

At December 31, 1995, both Peter Van Kleeck and Robert Apple had approximately 8 years of service credited in the Plan. Messrs. Weand and Gabrielsen both had less than 5 years of credited service.

401(k) Plan

Progressive maintains a 401(k) Plan under which it matches 50% of the first 5% of non-highly compensated employee contributions to the Plan with highly compensated employees matched at the rate of 50% of the first 3%. In 1995 its contributions to the Plan for Executive Officers were as follows: Peter Van Kleeck $1,738, J. Donald Weand, Jr. $2,063, Robert A. Gabrielsen $1,846 and Robert Apple $1,396.

Employee Stock Option Plan

Progressive has an Amended and Restated Incentive Stock Option Plan (the "Employees Plan") for key employees of Progressive and Pawling. The Employees Plan was approved by the Shareholders at the annual meeting of shareholders held on March 30, 1988. The Employees Plan is administered by a committee composed of three members of the Board of Directors, none of whom may be eligible to participate in the Plan. 250,000 shares of Progressive Common Stock (less any issued upon the exercise of options) are reserved for issuance under the Employees Plan. Such amount is subject to adjustment to prevent dilution. Options may be granted for the purchase of shares at not less than 100 percent of the fair market value of a share of Progressive Common Stock on the date the option is granted. Options granted under the Employees Plan are Incentive Stock Options intended to meet the requirements of Section 422A of the Code. No option may be exercised after the expiration of ten years from the date it was granted, and no option may be granted under the Employees Plan after January 12, 1998.

Directors Non-Qualified Stock Option Plan

In 1992 the Board of Directors adopted a Non-Qualified Stock Option Plan pursuant to which each director in office at the date of the adoption of the Plan received, and based upon certain criteria directors elected in the future will receive, an option for 3,200 shares of Progressive Common stock at market value. A total of 3,200 options were granted under the Plan in 1995.

In 1993, the Board of Directors adopted a 1993 Non-Qualified Stock Option Plan for Directors (the "Plan"). Under the Plan a committee of disinterested persons may grant options to the individual directors. Each grant when made may not be made at a price per share less than the current market value of Progressive stock. A total of 75,000 shares may be granted under the Plan which has a term of ten years.

Transactions With Management

Some of the executive officers and directors of Progressive and Pawling, as well as firms and companies with which they are associated, are and have been customers of Pawling. As a stock savings bank, Pawling is authorized under the New York Banking Law and regulations to make loans to its executive officers and directors and to the executive officers and directors of Progressive and Pawling in any amount, but such loans must be approved by the Board of Directors of Pawling or an authorized committee. If such loan is secured by a first lien on a residence of such executive officer or director, or if the principal amount of the loan, when aggregated with the unpaid principal amount of all other loans by Pawling to the executive officer or director, exceeds $25,000 or 5% of its capital stock, surplus funds and undivided profits, whichever is higher, the approval of Pawling's Board of Directors is required. Also, loans to an executive officer or director in excess of $500,000 in the aggregate may only be made if the approval of the Board of Directors of Pawling has been obtained. Loans to executive officers and directors are made on substantially the same terms, including interest rates, as those of comparable transactions prevailing at the time and do not involve more than the normal risk of collectability or present other unfavorable features.

Mr. Archibald A. Smith, III is Headmaster of Trinity Pawling School which has a $1.0 million line of credit from Pawling. Its current borrowing under the line of credit is $400,000. It maintains accounts with Pawling in excess of $200,000 from time to time. Mr. Thomas C. Aposporos is currently acting as a real estate broker involving Pawling in two transactions, which if consumated, could result in the payment to his firm of up to $17,000 in fees.

INDEPENDENT AUDITORS

At the meeting a vote of the shareholders will be taken for the ratification of the selection of the firm of KPMG Peat Marwick LLP, independent public accountants, as auditors for the fiscal year ending December 31, 1996. It is expected that representatives from KPMG Peat Marwick LLP will be present at the Annual Meeting and will be afforded an opportunity to make a statement if they desire. They are expected to be available to respond to appropriate questions from shareholders.

SHAREHOLDER PROPOSALS

Any shareholder who intends to present a proposal at Progressive's 1997 annual meeting of shareholders is advised that, in order for such proposal to be considered for inclusion in management's proxy material for such meeting, the proposal must be directed to the Secretary of Progressive and received by Progressive at its principal executive office not later than November 25, 1996.

GENERAL

Unless contrary instructions are indicated on the Proxy, all shares of Common Stock represented by valid Proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the election of the nominees for Directors named herein and in favor of the proposals discussed above.

The Board of Directors knows of no business other than that set forth above to be transacted at the Annual Meeting, but if other matters requiring a vote of shareholders arise, the persons designated as Proxies will vote the shares of Common Stock represented by the Proxies in accordance with their judgment on such matters. If a shareholder specifies a different choice on the Proxy, his or her shares of Common Stock will be voted in accordance with the specification so made.

By order of the Board of Directors,

(Signature)

Beatrice D. Parent, Secretary

Pawling, New York
March 28, 1996

PROXY CARD

Proxy

PROGRESSIVE BANK, INC.

[ X ] PLEASE MARK VOTES
AS IN THIS EXAMPLE

This Proxy is Solicited on Behalf of the Board of Directors
The undersigned hereby appoints Robert Apple and Beatrice D. Parent or either of them, Proxies, with full power of substitution to each, to represent and vote all stock that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Progressive Bank, Inc., to be held on April 25, 1996 at 6:30 p.m. at Pawling Savings Bank, Route 22, Pawling, New York, or at any adjournments thereof upon the matters described in the accompanying Proxy Statement and upon other business that may properly come before the meeting or any adjournment thereof. Said Proxies are directed to or refrain from voting as checked below upon the matters listed below, and otherwise in their discretion.

[  ]  For            [  ]  Against            [  ]  Abstain

1. Election of Directors for all nominees listed below (except as indicated to the contrary below).

Elizabeth P. Allen
George M. Coulter
Archibald A. Smith, III
Peter Van Kleeck

INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.

[  ]  For            [  ]  Against            [  ]  Abstain

2. PROPOSAL TO APPROVE THE APPOINTMENT OF KPMG PEAT MARWICK LLP as the independent auditors for the current fiscal year.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ABOVE PROPOSALS. PLEASE SIGN, DATE AND RETURN THIS PROXY.

This proxy may be revoked at any time before it is voted. Please Date, sign and return in the enclosed postage-paid envelope.

Date

Signature

Signature if held jointly

Detach above card, sign, date and mail in postage paid envelope provided.

PROGRESSIVE BANK, INC.

Please sign exactly as the name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY